As filed with the Securities and Exchange Commission on February 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRACON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-2037594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4350 La Jolla Village Drive, Suite 800 San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

2015 Equity Incentive Plan

2015 Employee Stock Purchase Plan

(Full titles of the plans)

Charles P. Theuer, M.D., Ph.D.

President and Chief Executive Officer

TRACON Pharmaceuticals, Inc.

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

(858) 550-0780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott B. Brown, CPA Chief Financial Officer TRACON Pharmaceuticals, Inc. 4350 La Jolla Village Drive, Suite 800 San Diego, California 92122 (858) 550-0780	Sean M. Clayton Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued pursuant to the 2015 Equity Incentive Plan	619,151 (2)	$10.36	$6,414,404.36	$699.81
Common Stock, $0.001 par value per share, to be issued pursuant to the 2015 Employee Stock Purchase Plan	36,692 (3)	$10.36	$380,129.12	$41.47

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes such indeterminable number of additional shares of the registrant’s Common Stock (the “Common Stock”) as may be issued as a result of an adjustment to the shares by reason of a stock split, stock dividend or similar capital adjustment, as required by the plans.

(2)

Represents 619,151 shares of Common Stock that were automatically added to the shares authorized for issuance under the TRACON Pharmaceuticals, Inc. 2015 Equity Incentive Plan, as amended December 14, 2015 (the “2015 EIP”), on January 1, 2021, pursuant to an “evergreen” provision contained in the 2015 EIP.  Pursuant to such provision, on January 1 of each year until (and including) January 1, 2025, the number of shares authorized for issuance under the 2015 EIP is automatically increased by a number equal to: (a) 4.0% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; or (b) a number of shares of Common Stock that may be determined each year by the registrant’s board of directors that is less than the preceding clause (a).

(3)

Represents 36,692 shares of Common Stock that were automatically added to the shares authorized for issuance under the TRACON Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”), on January 1, 2021 pursuant to an “evergreen” provision contained in the 2015 ESPP.  Pursuant to such provision, on January 1 of each year until (and including) January 1, 2025, the number of shares authorized for issuance under the 2015 ESPP is automatically increased by a number equal to the least of: (a) 1.0% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; (b) 36,692 shares of Common Stock; or (c) a number of shares of Common Stock that may be determined each year by the registrant’s board of directors that is less than the preceding clauses (a) and (b).

(4)

This estimate is computed in accordance with Rule 457(h) and (c) under the Securities Act solely for the purpose of calculating the registration fee, and is based on the average of the high and low prices of the Common Stock on February 22, 2021 as reported on the Nasdaq Capital Market.

INCORPORATION OF DOCUMENTS BY REFERENCE

This registration statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement of TRACON Pharmaceuticals, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plans are effective. In accordance with General Instruction E to Form S-8, the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on January 30, 2015 (File No. 333-201808), February 19, 2016 (File No. 333-209592), March 1, 2017 (File No. 333-216347), March 1, 2018 (File No. 333-223333), March 1, 2019 (File No. 333-229988), and February 28, 2020 (File No. 333-236732) are hereby incorporated by reference.

INDEX TO EXHIBITS

Exhibit Number	Description of Document
4.1(1)	Amended and Restated Certificate of Incorporation
4.2(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of TRACON Pharmaceuticals, Inc.
4.3(3)	Amended and Restated Bylaws
4.4(4)	Form of Common Stock Certificate
4.5(5)	Registration Rights Agreement, dated October 18, 2019, by and between the Registrant and Aspire Capital Fund, LLC
4.6(6)	First Amendment to Common Stock Purchase Agreement, dated April 29, 2020 between TRACON Pharmaceuticals, Inc. and Aspire Capital Fund, LLC
4.7(7)	Securities Purchase Agreement, dated March 22, 2018, among TRACON Pharmaceuticals, Inc. and the purchasers listed on Exhibit A thereto
4.8(10)	Securities Purchase Agreement, dated August 26, 2020, by and between TRACON Pharmaceuticals, Inc. and the purchaser listed on Exhibit A thereto (including the form of Pre-Funded Warrant).
4.9(11)	Securities Purchase Agreement, dated August 28, 2020, by and between TRACON Pharmaceuticals, Inc. and the purchasers listed on Exhibit A thereto (including the form of Pre-Funded Warrant).
4.10(12)	Securities Purchase Agreement, dated December 21, 2020, by and between TRACON Pharmaceuticals, Inc. and the purchasers listed on Exhibit A thereto.
4.11(13)	Securities Purchase Agreement, dated December 28, 2020, by and between TRACON Pharmaceuticals, Inc. and the purchaser listed on Exhibit A thereto.
5.1	Opinion of Cooley LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1(8)

TRACON Pharmaceuticals, Inc. 2015 Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Notice of Exercise and Restricted Stock Unit Agreement thereunder, as amended December 14, 2015

99.2(9)	TRACON Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan

(1)	Incorporated by reference to TRACON Pharmaceuticals, Inc.’s Current Report on Form 8-K, filed with the SEC on February 4, 2015.
(2)	Incorporated by reference to TRACON Pharmaceuticals, Inc.’s Current Report on Form 8-K, filed with the SEC on December 9, 2020.
(3)	Incorporated by reference to TRACON Pharmaceuticals, Inc.’s Current Report on Form 8-K, filed with the SEC on February 4, 2015.
(4)	Incorporated by reference to TRACON Pharmaceuticals, Inc.’s Registration Statement on Form S-1 (File No. 333-201280), as amended.
(5)	Incorporated by reference to TRACON Pharmaceuticals, Inc.’s Current Report on Form 8-K, filed with the SEC on October 21, 2019.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 4, 2020.
(7)	Incorporated by reference to the TRACON Pharmaceuticals, Inc.’s Current Report on Form 8-K, filed with the SEC on March 23, 2018.
(8)	Incorporated by reference to the TRACON Pharmaceuticals, Inc.’s Current Report on Form 8-K, filed with the SEC on December 17, 2015.
(9)	Incorporated by reference to the TRACON Pharmaceuticals, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 14, 2015.

(10)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 27, 2020.
(11)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 31, 2020.
(12)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 22, 2020.
(13)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 25th day of February, 2021.

TRACON PHARMACEUTICALS, INC.

By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Dr. Charles P. Theuer, M.D., Ph.D. and Scott B. Brown, CPA, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles P. Theuer, M.D., Ph.D.	President, Chief Executive Officer and Member of the Board of Directors	February 25, 2021
Charles P. Theuer, M.D., Ph.D.	(Principal Executive Officer)

/s/ Scott B. Brown, CPA	Chief Financial Officer (Principal Accounting and Financial Officer)	February 25, 2021
Scott B. Brown, CPA

/s/ William R. LaRue	Member of the Board of Directors	February 25, 2021
William R. LaRue

/s/ Martin A. Mattingly, Pharm.D.	Member of the Board of Directors	February 25, 2021
Martin A. Mattingly, Pharm.D.

/s/ Saundra Pelletier	Member of the Board of Directors	February 25, 2021
Saundra Pelletier

/s/ J. Rainer Twiford, J.D., Ph.D.	Member of the Board of Directors	February 25, 2021
J. Rainer Twiford, J.D., Ph.D.

/s/ Stephen T. Worland, Ph.D.	Member of the Board of Directors	February 25, 2021
Stephen T. Worland, Ph.D.